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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 23, 1996, which includes an explanatory paragraph describing the change in method of accounting for income taxes in 1994, on our audits of the consolidated financial statements of TCA Cable TV, Inc. and Subsidiaries.



                                                   /s/ COOPERS & LYBRAND, L.L.P.

Dallas, Texas
March 5, 1996